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                                                                    EXHIBIT 99.4

                         STATEMENT OF UNANIMOUS CONSENT
                          TO ACTION TAKEN IN LIEU OF A
                    SPECIAL MEETING OF THE BOARD OF DIRECTORS
                                       OF
                              SEARCHHOUND.COM, INC.


        In lieu of a special meeting of the board of directors of SEARCHHOUND.COM, INC., a Nevada corporation, the undersigned, being all of the directors of said Corporation entitled to vote on the resolutions set forth below, do hereby consent to the adoption of, and do hereby adopt, the following resolution and declare it to be in full force and effect as if it had been duly adopted at a meeting of the directors of the Corporation, duly called, noticed and held.

        RESOLVED, that Dave Mullikin is hereby elected as President and Chief Executive Officer of the Corporation, to serve until his successor shall have been duly elected and qualified or until his death, resignation or removal from office;

        FURTHER RESOLVED, that the assignment to the Corporation of the employment agreement between SearchHound 2000 Ltd. and Dave Mullikin dated effective April 27, 2000 be and hereby is accepted and assumed as of the date hereof.


Dated:  July 14, 2000.



                                       -----------------------------------------
                                       John Flanders



                                       -----------------------------------------
                                       David Tkachuk


                                       -----------------------------------------
                                       Art Filmore